UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
July 29, 2011
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34197 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
7555 Irvine Center Drive
Irvine, California 92618
(Address of principal executive offices)
(949) 784-0800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On July 29, 2011, Local.com Corporation (the “Registrant”) entered into Amendment Number 4 (the “Amendment”) to that certain Yahoo! Publisher Network Agreement with Yahoo! Inc. dated August 25, 2010, as amended by Amendment Number 1, dated August 30, 2010, Amendment Number 2, dated April 4, 2011, and by Amendment Number 3, dated May 6, 2011 (the “Agreement”). The Amendment provides for certain changes to the implementation, compensation and exclusivity provisions of the Agreement, among other things, including an extension of the Agreement through July 31, 2012. The Amendment also serves as a revocation of Registrant’s previously issued notice of non-renewal of the Agreement. The effective date of the Amendment is July 29, 2011.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Exhibit 10.1 is a redacted copy of the Agreement and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1(1)	Amendment Number 4 dated July 29, 2011, to Yahoo! Publisher Network Contract dated August 30, 2010, by and among the Registrant and Yahoo! Inc.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: August 2, 2011	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
10.1 (1)	Amendment Number 4 dated July 29, 2011, to Yahoo! Publisher Network Contract dated August 30, 2010, by and among the Registrant and Yahoo! Inc.

(1)	Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.